UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707
Route 940 and Moseywood Road
Blakeslee, Pennsylvania	18610-0707
(Address of Principal Executive Offices)	(Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 10, 2011, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”), jointly and severally with certain of the Companies’ subsidiaries (the “Subsidiaries”, and together with the Companies, the “Borrowers”), entered into an Amended and Restated Term Note dated July 29, 2011 (the “Amended and Restated Note”) with Manufacturers and Traders Trust Company (the “Bank”), which amends and restates the Term Note dated July 29, 2010 (the “Original Note”), entered into by the Borrowers and the Bank.  Under the terms of the Original Note, the Bank had extended to the Borrowers a loan in an aggregate principal amount of $2,600,000 to complete construction of certain residential units and for other working capital purposes.  Under the terms of the Amended and Restated Note, the Bank increased the Borrowers’ loan by an aggregate of $2,000,000, to a maximum principal amount of $4,600,000 and extended the maturity date of the Original Note from July 29, 2011 to December 31, 2011.  Interest on the Amended and Restated Note is due and payable on a monthly basis or as otherwise invoiced by the Bank, and accrues at a variable rate based on 3.00 percentage points above one-month LIBOR.

The terms of the Amended and Restated Note include customary events of default of the Borrowers.  Upon the occurrence of an event of default of a Borrower, the interest rate on the Amended and Restated Note automatically increases by five percentage points above the applicable rate and the Bank may, at its discretion, declare the Amended and Restated Note immediately due and payable and/or exercise any of its rights and remedies under the Amended and Restated Mortgages (as defined below) and any other agreements between a Borrower and the Bank. If the event of default is due to the commencement of any bankruptcy or insolvency proceeding or formal or informal dissolution or liquidation proceeding against a Borrower, all amounts under the Amended and Restated Note will be immediately due and payable without any action by the Bank.

The Amended and Restated Note is secured by (a) Amended and Restated Open-End Mortgages (the “Amended and Restated Mortgages”), granted by the Companies and their wholly-owned subsidiary Northeast Land Co., on all of the Borrowers’ right, title and interest in and to the land, improvements and leases at Jack Frost Mountain Ski Area and Big Boulder Ski Area, both of which are located in Kidder Township, Carbon County, Pennsylvania, as well as other land, improvements and leases located in Kidder Township, Carbon County, Pennsylvania and Tunkhannock Township, Monroe County, Pennsylvania (such real property, the “Mortgaged Property”); (b) a first priority perfected security interest in all non-real estate assets of each of the Borrowers included in the Mortgaged Property; and (c) the unlimited and unconditional guaranty and suretyship of Kimco Realty Corporation, the Companies’ majority shareholder.

Except as otherwise set forth in the Amended and Restated Note, all of the terms and conditions of the Original Note remain in full force and effect.

The foregoing is only a summary of the Amended and Restated Note and the Amended and Restated Mortgages and is qualified in its entirety by reference to the Amended and Restated Note filed hereto as Exhibit 10.1, and the Amended and Restated Mortgages filed hereto as Exhibits 10.2, 10.3 and 10.4, each of which is hereby incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure of the terms and conditions of the Amended and Restated Note set forth in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1

$4,600,000 Amended and Restated Term Note, dated July 29, 2011, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Company, Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

10.2	$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Blue Ridge Real Estate Company and Manufacturers and Traders Trust Company
10.3	$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Big Boulder Corporation and Manufacturers and Traders Trust Company
10.4	$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Northeast Land Company and Manufacturers and Traders Trust Company

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: August 12, 2011	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

$4,600,000 Amended and Restated Term Note, dated July 29, 2011, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Company, Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

10.2	$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Blue Ridge Real Estate Company and Manufacturers and Traders Trust Company
10.3	$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Big Boulder Corporation and Manufacturers and Traders Trust Company
10.4	$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Northeast Land Company and Manufacturers and Traders Trust Company